                                 FIRST AMENDMENT
                                       TO
                           PURCHASE AND SALE AGREEMENT


          This First Amendment to Purchase and Sale Agreement (this "First Amendment"), dated as of January 1, 1995, is by and among Public Service Company of New Mexico, a New Mexico corporation ("PNM"), Sunterra Gas Gathering Company, a New Mexico corporation and a wholly-owned subsidiary of PNM ("Gathering Company") and Sunterra Gas Processing Company, a New Mexico corporation and a wholly owned subsidiary of PNM ("Processing Company") (collectively "Sellers" and individual "Seller"), and Williams Gas Processing - Blanco Inc., a Delaware corporation ("Buyer").

                                    RECITALS

          WHEREAS, Sellers and Buyer have entered into a Purchase and Sale Agreement (the "Purchase and Sale Agreement") dated as of February 12, 1994 regarding the sale by PNM, Gathering Company and Processing Company of the PNM Property, the Gathering Property and the Processing Property (each as defined in the Purchase and Sale Agreement), respectively, to Buyer; and

          WHEREAS Buyer and GPM Gas Corporation ("GPM") have entered into a Purchase and Sale Agreement dated as of July 27, 1994 regarding the resale by Buyer to GPM of certain PNM Property located in Lea and Eddy counties, New Mexico, or associated therewith; and

          WHEREAS, Sellers and Buyer desire to amend the Purchase and Sale Agreement to address certain issues raised by Buyer's proposed resale to GPM or otherwise requiring an amendment;

          NOW, THEREFORE, in consideration of the premises and other valuable consideration, the Parties agree as follows:

          1. Section 11.03(a) of the Purchase and Sale Agreement shall be amended to permit Buyer to propose GPM personnel as Contract Employees. Between Sellers and Buyer, GPM personnel used as Contract Employees shall be treated as though they were employees of Buyer for purposes of the Purchase and Sale Agreement and that certain Services Agreement between Sellers and Buyer dated as of May 9, 1994 (the "Services Agreement"), and Sellers and Buyer shall be entitled to all rights and remedies, and subject to all obligations, with respect to such personnel under Section 11.03(a) and under the Services Agreement to which Sellers and Buyer would be entitled or subject with respect to any employee of Buyer. This paragraph shall apply retroactively to any GPM personnel that may have been previously placed as Contract Employees.

          2. Buyer agrees that it will keep confidential from and not disclose to GPM or its affiliates or its or their directors, officers, employees, agents or


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

     advisors the contents of any proposals, drafts or negotiations with respect to gathering and processing agreements applicable to the PNM Property in Lea and Eddy Counties, New Mexico between the Signing Date and the Closing Date (as such terms are defined in the Purchase and Sale Agreement) that Buyer obtains through the exercise of the rights granted to it in the first sentence of Section 6.04(c) of the Purchase and Sale Agreement.

          3. The following new language shall be added following the fourth sentence of Section 11.03(b) of the Purchase and Sale
     Agreement:

          In addition, if requested by Sellers, such employees shall execute a confidentiality agreement (i) acknowledging that they are bound by the terms of the Confidentiality Agreement, (ii) agreeing that they may disclose personnel records of any Seller's employees only to Buyer's human resources personnel, or Buyer's managers who will have responsibility for the area in which the particular employees work following the Closing, and that any such disclosures may be subject to limitations imposed by applicable laws and existing contracts and policies of the applicable Seller and (iii) agreeing to treat as confidential and not disclose to anyone, including any of Buyer's other employees, information regarding pricing, rates or profits of Seller's operations.

     The amendment contained in this paragraph 3 shall apply to employees of Buyer, if any, already acting as observers pursuant to Section 11.03(b) in addition to any employees who may subsequently act as observers.

          4. Except as amended and supplemented by this First Amendment, and by that certain Termination Agreement between Sellers and Buyer dated April 21, 1994, the Purchase and Sale Agreement remains in full force and effect.

          5. THIS FIRST AMENDMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO THE CONFLICTS OF LAWS
     PROVISIONS THEREOF. The arbitration provisions in Section 14.08 of the Purchase and Sale Agreement are hereby adopted and incorporated in this First Amendment by reference.

          6. No party hereto shall assign this First Amendment or any part thereof without the prior written consent of the other parties.

          7. This First Amendment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement.

          EXECUTED on the dates set forth below each party's signature but effective for all purposes as of the date first above written.


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

                       SELLERS:

                         PUBLIC SERVICE COMPANY OF NEW MEXICO

                         By:
                            ---------------------------------------------------
                         Name:
                              -------------------------------------------------
                         Title:
                               ------------------------------------------------
                         Date:
                              -------------------------------------------------



                         SUNTERRA GAS GATHERING COMPANY


                         By:
                            ---------------------------------------------------
                         Name:
                              -------------------------------------------------
                         Title:
                               ------------------------------------------------
                         Date:
                              -------------------------------------------------



                         SUNTERRA GAS PROCESSING COMPANY

                         By:
                            ---------------------------------------------------
                         Name:
                              -------------------------------------------------
                         Title:
                               ------------------------------------------------
                         Date:
                              -------------------------------------------------



                       BUYER:

                         WILLIAMS GAS PROCESSING - BLANCO, INC.

                         By:
                            ---------------------------------------------------
                         Name:
                              -------------------------------------------------
                         Title:
                               ------------------------------------------------
                         Date:
                              -------------------------------------------------



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